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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Registration Statement of Eagle Pacific Holdings, Inc. on Form S-4 of our report dated February 24, 1998, on the financial statements of Eagle Pacific Industries, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota


February 9, 1999